EXHIBIT 23.5

                         Report of Independent Auditors




To the Partners
Prime Cable of Alaska, L.P.



We have audited the balance sheets of Prime Cable of Alaska, L.P. (the Partnership) as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital deficiency, and cash flows for the years then ended. The financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1995 and 1994 financial statements referred to above present fairly, in all material respects, the financial position of Prime Cable of Alaska, L.P. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

                                                   /s/

Austin, Texas
March 18, 1996, except for the last
 paragraph of Note 7, as to which
 the date is September 9, 1996




                                          General Communication, Inc. - Form 8-K
                                                                         Page 40